Exhibit 3.11
(STAMP)
CERTIFICATE OF INCORPORATION
OF
H P B PRODUCTS, INC.
**********
     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:
     FIRST: The name of the Corporation is:
H P B PRODUCTS, INC.
     SECOND: The registered office of the Corporation is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 400. All such shares are without par value and are classified as 100 shares of Class A Common Stock and 300 shares of Class B Common Stock.

     Class A Common Stock shall have sole voting rights except as may otherwise be required by statue.
     The holders of Class B Common Stock shall be entitled, in case of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any amount shall be paid to the holders of Class A Common Stock, an amount equal to the capital represented by Class B Common Stock on the books of the Corporation; thereafter, Class A Common Stock and Class B Common Stock shall share equally in the distribution of the remaining assets of the Corporation.
     FIFTH: The name and address of the Incorporator are as follows:

NAME	ADDRESS
D. S. Nuter	33 North LaSalle Street Chicago, Illinois 60602
     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
     (1) The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

     (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.
     (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.
     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.
     SEVENTH: The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.
     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class or stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.
     NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal.

/s/ D. S. Nuter
D. S. Nuter

(STAMP)
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
H P B PRODUCTS, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

     We, Harris F. Byrd, President, and Carol A. Williams, Assistant Secretary of H P B Products, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:
     FIRST: That the Certificate of Incorporation of said Corporation has been amended as follows:
     By striking out the whole of Article FIRST thereof as it now exists and inserting in lieu and instead thereof a new Article FIRST, reading as follows:
     “FIRST: The name of the Corporation is:
                    FLAVOR HOUSE PRODUCTS, INC.”
     By striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a new Article FOURTH, reading as follows:
     “FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 40,000 All such shares are without par value and are classified as 10,000 shares of Class A Common Stock and 30,000 shares of Class B Common Stock.
     Class A Common Stock shall have total voting rights except as may otherwise be required by statute.
     Holders of the Class B Common Stock are entitled to receive, when and declared, out of any account from which dividends may be lawfully declarable, dividends in each fiscal year up to but not to exceed the rate of $1.10 per share on all outstanding Class B Common Stock before any dividends shall be paid upon any other stock of the Company. Dividends upon the Class B Common Stock shall not be cumulative and the Class B Common Stock shall not be entitled to participate in or to receive any profits or earnings other than, or in addition to, such non-cumulative $1.10 per share dividend.
     The Corporation shall have the riqht to redeem the Class 3 Common Stock after the first fiscal year, in whole or in part, at $10.00 per share, which amount shall be paid not later than sixty (60) days after notice of such redemption has been given to the Class B stockholders. If fewer than all such shares shall be redeemed, then such shares shall be redeemed from the holders thereof on a pro rata basis, based upon their respective holdings of Class B Common Stock.
     Provided the Corporation has not exercised its right of redemption pursuant to the preceding paragraph, the holders of Class B Common Stock shall be entitled to receive, in case of liquidation, dissolution, or winding-up of the Corporation, whether voluntary or involuntary, before any amount shall be paid to the holders of Class A Common Stock, an amount equal to $10.00 per share of Class B Common Stock; distribution of the remaining assets of the Corporation shall be made to the holders of Class A Common Stock.”
     SECOND: That such amendments have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, we have signed this Certificate this 9th day of October, 1981.

8301920043
(STAMP)
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FLAVOR HOUSE PRODUCTS, INC.

Adopted in accordance with the provisions
of Section 242 of the General Corporation
Law of the State of Delaware

     The undersigned, being the President and Secretary of FLAVOR HOUSE PRODUCTS, INC., do hereby certify as follows:
     FIRST: That the Certificate of Incorporation of said Corporation has been amended as follows:
     By striking out the first paragraph of Article FOURTH thereof as it now exists and Inserting in lieu and instead thereof a new first paragraph of Article FOURTH, reading as follows:
FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 50,000. All such shares are without par value and are classified as 15,000 shares of Class A Common Stock and 35,000 shares of Class 8 Common Stock.
     SECOND: That written consent to such amendment has been given by a majority of the shareholders entitled to vote thereon and written notice of such consent has been given to the shareholder not so consenting, all in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have signed this certificate this 16 day of July, 1983.

8402780249
(STAMP)
CERTIFICATE OF MERGER
OF
FH PRODUCTS, INC.
INTO
FLAVOR HOUSE PRODUCTS, INC.
Pursuant to Section 251 of
the General Corporation Law
     Flavor House Products, Inc., a Delaware corporation (“Flavor House”), hereby does certify that:
     FIRST: The name and place of incorporation of the corporation to be merged into Flavor House is FH Products, Inc., a Delaware corporation (“FH”). Flavor House shall survive the merger (Flavor House, in its capacity as such, hereinafter sometimes being referred to as the “Surviving Corporation”) and shall continue under the name Flavor House Products, Inc. as a corporation organized and existing under the laws of the State of Delaware.
     SECOND: An agreement of merger has been approved, adopted, certified, executed and acknowledged by Flavor House and FH in accordance with Section 251(c) of the Delaware General Corporation Law.
     THIRD: There will be no amendments or changes to the certificate of incorporation of Flavor House to be effected by the Merger and the certificate of incorporation of Flavor House shall be the certificate of incorporation of the Surviving Corporation.
     FOURTH: The executed agreement of merger is on file at the principal place of business of the Surviving Corporation at 1665 E. Birchwood Ave., Des Plaines, Illinois 60018.
     FIFTH: A copy of the agreement of merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of Flavor House or FH.

     IN WITNESS WHEREOF, Flavor House Products, Inc. has caused these presents to be signed on its behalf by its President and Secretary on October 4, 1984.

Certificate of Merger of the “FH PRODUCTS, INC.”,
merging with and into the “FLAVOR HOUSE PRODUCTS, INC.”,
under the name of “FLAVOR HOUSE PRODUCTS, INC.”,
as received and filed in this office the fourth day of October, A.D. 1984, at 3 o’clock P. M.

8700560141
(STAMP)
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
FLAVOR HOUSE PRODUCTS, INC.
(Pursuant to Section 242 of the General
Corporation Law of the State of Delaware)
          HARRIS P. BYRD, President, and M. PAUL KELLY, Secretary, of FLAVOR HOUSE PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:
          FIRST: The Certificate of Incorporation of Flavor House Products, Inc. is hereby amended by adding thereto a new Article NINTH which reads as follows:
     “NINTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.”
          SECOND: The foregoing amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
          THIRD: The capital of the Corporation will not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, the undersigned have made and signed this Certificate as of this 30th day of January, 1987.

/s/ Harris P. Byrd
Harris P. Byrd
President
ATTEST:

/s/ M. Paul Kelly
M. Paul Kelly
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/25/1993
931765368 — 919834
CERTIFICATE FOR
RENEWAL AND REVIVAL OF CHARTER
OF
FLAVOR HOUSE PRODUCTS, INC.
          Flavor House Products, Inc., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the fifth day of August, 1981, and recorded in the office of the Recorder of Deeds for Kent County, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:
          1. The name of the corporation is:
           FLAVOR HOUSE PRODUCTS, INC.
          2. The registered office of the Corporation is to be located at 32 Loockerman Sq., Suite L-100 in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.
          3. The date when the restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February, 1993, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.
          4. This corporation was duly organized and carried in the business authorized by its charter until the first day of March, 1993, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.
          IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, for Robert Fitzgerald, President, the last acting President and for William Mallis, Secretary, the last acting Secretary of Flavor House Products, Inc., have hereunto set their hands to this certificate this June 25, 1993.

By:	/s/ Robert Fitzgerald
Robert Fitzgerald
President
ATTEST:

By:	/s/ William Mallis
William Mallis
Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 03:45 PM 09/29/1998
981378323 — 0919834
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
FLAVOR HOUSE, INC.
INTO
FLAVOR HOUSE PRODUCTS, INC.
*******
     Flavor House, Inc., a corporation organized and existing under the laws of Delaware,
     DOES HEREBY CERTIFY:
     FIRST: That this company was incorporated on the 23rd day of August, 1984, pursuant to the General Corporation Laws of the State of Delaware.
     SECOND: That this company owns all of the outstanding shares of stock of Flavor House Products, Inc., a company incorporated on the 5th day of August, 1981, pursuant to the General Corporation Laws of the State of Delaware.
     THIRD: That the directors Flavor House, Inc., by the following resolution of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board on the 28th day of September, 1998, determined to merge itself into said Flavor House Products, Inc.;
RESOLVED, that Flavor House, Inc. merge, and it hereby does merge itself into said Flavor House Products, Inc. which assumes all of the obligations of Flavor House, Inc.;
FURTHER RESOLVED, that the merger shall be effective upon filing with the Secretary of State of Delaware;
FURTHER RESOLVED, that the terms and conditions of the merger are that the sole shareholder of Flavor House, Inc. shall receive all of the shares of stock of Flavor House Products, Inc., the surviving corporation, upon surrender of all of the shares of Flavor House, Inc.
FURTHER RESOLVED, that the proposed merger shall be submitted to the stockholders of Flavor House, Inc. at a meeting of such stockholders duly called and held and upon receiving the affirmative vote of the holders of at least a majority of the outstanding stock entitled to vote thereon of Flavor House, Inc., the merger shall be approved; and

FURTHER RESOLVED, that any officer of the company be, and hereby is, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolution to merge itself into said Flavor House Products, Inc. and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anyway necessary or proper to effect said merger.
     FOURTH: That the merger has been approved by the sole holder of all of the outstanding stock of Flavor House, Inc. by unanimous written consent.
     FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Flavor House, Inc. at any time prior to the time that this merger filed with the Secretary of State becomes effective.
     IN WITNESS WHEREOF, said Flavor House, Inc. has caused this Certificate to be signed by J. E. Neiger, its Assistant Secretary this 29th day of September, 1998.

FLAVOR HOUSE, INC.
By:	/s/ J. E. Neiger
J. E. Neiger
Assistant Secretary

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE
*****
     Flavor House Products, Inc.. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware
DOES HEREBY CERTIFY:
          That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.
          That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.
          That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.
          IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 26th day of May, 2004.

Flavor House Products, Inc.
By:	/s/ C. G. Huber, Jr.
C. G. Huber, Jr., Secretary

DE023 — 6/29/01 — CT Syclom Online
State of Delaware
Secretary of State
Division of Corporations
Delivered 02:33 PM 06/03/2004
FILED 12:47 PM 06/03/2004
SRV 040413232 — 0919834 FILE